FORM OF	Exhibit (4)(r)

[ ]

DELAWARE LIFE INSURANCE COMPANY

[Service Address

P.O. Box 80428

Indianapolis, IN 46280

1-800-374-3714

www.delawarelife.com]

Guaranteed Lifetime Withdrawal Benefit Option Rider

[Marketing Name]

This Rider is attached to and made part of the contract as of the Issue Date and the provisions of this Rider apply in lieu of any contract provision to the contrary.

The Company will provide the Owner the option to elect to activate a guaranteed lifetime withdrawal benefit (“GLWB”) under the conditions of this Rider.

If elected, the GLWB is the Owner’s right to receive the Annual Withdrawal Amount in each Contract Year for the life of the Covered Person, or for the joint lives of the Covered Person and the Joint Covered Person.

In some cases when the Owner makes a withdrawal from the contract, the amount of the guaranteed benefits under this Rider are reduced and may be reduced to zero.

The purpose of the GLWB provided by this Rider is to provide security through a stream of income payments to the Owner. The GLWB will terminate upon change in ownership of the contract unless the ownership change meets certain requirements specified in the Termination of this Rider provision.

Signed for Delaware Life Insurance Company.

[ ]	[ ]

[Michael S. Bloom]	[Daniel J. Towriss]
Secretary	President

ICC21-DLIC-VA-GLWBFLEX-02-IC

FORM OF	Exhibit (4)(r)

DEFINITIONS

Capitalized terms not defined in this Rider are defined in the contract.

References in this Rider to “receipt”, “receives”, or “received” by the Company mean receipt in good order at our Service Address shown on the cover page of this Rider, or at such other location (and by any such means) we identify as acceptable to us.

Adjusted Lifetime Withdrawal Percentage: A percentage, based on the applicable Lifetime Withdrawal Percentage and the LWAF, that is applied to the Withdrawal Benefit Base to determine the AWA.

Adjustment Base Rate: The Adjustment Reference Rate applicable on the Issue Date. The Adjustment Base Rate is shown on the Additional Benefit Specification Page.

Adjustment Election Rate: The Adjustment Reference Rate applicable on the Election Date.

Adjustment Reference Rate: A rate based on publicly available market interest rate(s). The Adjustment Reference Rate will be updated on the first day of each calendar month based on the closing value of the publicly available market interest rate(s) as of the previous Business Day. The specific market interest rate(s) used to determine the Adjustment Reference Rate is shown on the Additional Benefit Specifications Page.

Annual Rider Fee Rate: The rate used to calculate the Rider Fee. The Annual Rider Fee Rate is shown on the applicable Additional Benefit Specifications Page and will never exceed the Maximum Annual Rider Fee Rate shown on the applicable Additional Benefit Specifications Page.

Annual Withdrawal Amount (“AWA”): The maximum amount that the Owner may withdraw in a Contract Year without reducing the Withdrawal Benefit Base. We will calculate the initial AWA on the Income Start Date. The AWA can change from Contract Year to Contract Year, based on changes in the Withdrawal Benefit Base.

Bonus Amount: An amount that will be added to the Bonus Withdrawal Base on each Contract Anniversary following the Election Date until the end of the Bonus Period and on the Income Start Date if the Income Start Date is during the Bonus Period.

Bonus Withdrawal Base: An amount calculated as described in the Bonus Feature provision of this Rider and used to determine the Withdrawal Benefit Base.

Bonus Base: The amount used to calculate any Bonus Amounts during the Bonus Period.

Bonus Period: A period of time measured from the first Contract Anniversary following the Election Date over which the Bonus Withdrawal Base will accumulate Bonus Amounts. The Bonus Period is shown on the applicable Additional Benefit Specifications Page. The Bonus Period ends automatically on the Income Start Date.

Bonus Rate: An annualized percentage rate multiplied by the Bonus Base on each Contract Anniversary following the Election Date (and on the Income Start Date if not a Contract Anniversary) until the end of the Bonus Period to determine any Bonus Amounts. The Bonus Rate is shown on the applicable Additional Benefit Specifications Page.

Covered Person: The natural person whose age is used to determine the Lifetime Withdrawal Percentage for purposes of calculating the AWA on the Income Start Date and on any subsequent Step-Up Date. If joint life coverage is elected, the Covered Person will be the younger spouse as of the Income Start Date.

Designated Investment Option: Any Investment Option that the Company makes available for use with this Rider.

Early Withdrawal: Any withdrawal taken prior to the Income Start Date.

ICC21-DLIC-VA-GLWBFLEX-02-IC

FORM OF	Exhibit (4)(r)

Election Date: The date that the guaranteed living benefit provided by this Rider is activated. The Election Date cannot be prior to the Election Lockout Period.

Election Lockout Period: The period of time measured from the Issue Date during which the GLWB provided by this Rider cannot be activated.

Excess Withdrawal: In any Contract Year after the Income Start Date, an Excess Withdrawal is the portion of cumulative withdrawals that exceeds the higher of the AWA and the Protected RMD.

Income Start Date: The date you begin withdrawing your AWA. The Income Start Date cannot be earlier than the first Contract Anniversary following the Election Date. The Income Start Date cannot be later than the last Valuation Period before the Maximum Annuity Income Date.

Joint Covered Person: If joint-life coverage is elected, the Joint Covered Person is the spouse of the Covered Person, as recognized under federal tax law.

Lifetime Withdrawal Adjustment Factor(“LWAF”): A factor determined on the Election Date used in the calculation of Adjusted Lifetime Withdrawal Percentages. The LWAF determined on the Election Date is based on the difference between the Adjustment Election Rate and Adjustment Base Rate. The LWAF can be positive or negative. The table of Lifetime Withdrawals Adjustment Factors is shown on the applicable Additional Benefit Specifications Page.

Lifetime Withdrawal Percentage: A percentage which, except as otherwise described herein, is based on the Covered Person’s age on the Income Start Date and on any subsequent Step-Up Date, and is used to determine the Adjusted Lifetime Withdrawal Percentage. The tables of Lifetime Withdrawal Percentages are shown on the applicable Additional Benefit Specifications Page.

Protected RMD: For a Qualified Contract, a value calculated after the first Contract Anniversary and the Income Start Date that is used to determine the maximum amount that the Owner may withdraw in a Contract Year without reducing the Withdrawal Benefit Base. The Protected RMD is not available during the first Contract Year or prior to the Income Start Date.

Rider Fee: The charge for this Rider, calculated as the Annual Rider Fee Rate, divided by four, and then multiplied by the Withdrawal Benefit Base. Prior to the Election Date, there is no Rider Fee. After the Election Date, the Rider Fee will continue to be deducted until the earliest of the Annuity Income Date, the date on which the Contract Value equals zero, or the termination of this Rider.

Rider Fee Lock Period: The period of time measured from the Election Date during which the Rider Fee cannot be increased. The Rider Fee Lock Period is shown on the applicable Additional Benefit Specifications Page.

Rider Quarter: A three-month period with the first Rider Quarter beginning on the Issue Date.

Step-Up Withdrawal Base: The amount calculated as described in the Step-Up Feature provision of this Rider and used to determine the Withdrawal Benefit Base.

Step-Up: An increase that the Company may make to the Step-Up Withdrawal Base to set it equal to the Contract Value.

Step-Up Date: The date when the Step-Up Withdrawal Base is increased by a Step-Up.

Termination Lockout Period: A period of time, measured from the Election Date, during which the Owner may not voluntarily terminate this Rider. The Termination Lockout Period is shown on the applicable Additional Benefit Specifications Page.

Withdrawal Benefit Base: The amount used to calculate the AWA and the Rider Fee. The Withdrawal Benefit Base is not available for withdrawal, surrender, as a death benefit, or for application to any Annuity Option.

ICC21-DLIC-VA-GLWBFLEX-02-IC

FORM OF	Exhibit (4)(r)

BENEFIT TERMS AND PROVISIONS

GLWB Election

This Rider provides the right to elect to activate the GLWB, subject to the following requirements:

•	The Election Date must be after the expiration of the Election Lockout Period;

•	On the Election Date, the Contract Value must not be more than the Maximum Election Date Contract Value;

•	On the Election Date, all Owners and Annuitants must be the Minimum Age or older;

•	On the Election Date, all Owners and Annuitants must be the Maximum Age or younger;

•	On the Election Date, no Restricted Riders are in effect; and

•	On the Election Date, all Contract Value must be allocated only among the Designated Investment Options.

The Maximum Election Date Contract Value, Minimum Age, Maximum Age, and Restricted Riders are shown on the applicable Additional Benefit Specifications Page.

If the GLWB is activated, the Benefit Terms and Provisions of this Rider will apply beginning on the Election Date. If the GLWB is not activated, none of the Benefit Terms and Provisions of this Rider will apply.

Annual Withdrawal Amount (“AWA”)

To begin guaranteed income payments under this Rider after the Election Date, we must receive your election to activate your Income Start Date. The Income Start Date cannot be later than the last Valuation Period before the Maximum Annuity Income Date.

Following the Income Start Date, this Rider guarantees that the Owner may withdraw and receive an annual amount each Contract Year during the lifetime of the Covered Person or, if a joint-life income is selected, during the lifetimes of the Covered Person and the Joint Covered Person. The guaranteed annual amount is known as the AWA and can vary from Contract Year to Contract Year as further described below.

How the Adjusted Lifetime Withdrawal Percentage and AWA are Determined

The AWA is first determined on the Income Start Date and then on each subsequent Contract Anniversary. The AWA equals the Adjusted Lifetime Withdrawal Percentage multiplied by the Withdrawal Benefit Base.

The Adjusted Lifetime Withdrawal Percentage is calculated as the applicable Lifetime Withdrawal Percentage plus the LWAF. The applicable Lifetime Withdrawal Percentage is based on the Covered Person’s age on the Income Start Date and on any subsequent Step-Up Date. The LWAF is based on the difference between the Adjustment Election Rate and the Adjustment Base Rate. The LWAF is determined on the Election Date and cannot change thereafter.

If a Step-Up is applied as described in the Step-Up Feature provision below, then the Adjusted Lifetime Withdrawal Percentage may be recalculated based on the Covered Person’s age on the Step-Up Date.

The AWA is not cumulative. If less than the AWA is withdrawn in any one Contract Year, then the unused portion of the AWA is not available to be withdrawn in future Contract Years.

How the Withdrawal Benefit Base is Determined

The Withdrawal Benefit Base is an amount used to calculate the AWA and the Rider Fee under this Rider. The Withdrawal Benefit Base is not available for withdrawal, surrender, as a death benefit, or for application to any Annuity Option. This Rider will terminate on the Annuity Income Date, and the Withdrawal Benefit Base will no longer be calculated or maintained for any purpose thereafter.

ICC21-DLIC-VA-GLWBFLEX-02-IC

FORM OF	Exhibit (4)(r)

Prior to the Election Date, the Withdrawal Benefit Base is not calculated or maintained for any purpose.

The Withdrawal Benefit Base on the Election Date is equal to the Contract Value on that date. After the Election Date, the Withdrawal Benefit Base is equal to the greater of:

a)	The Bonus Withdrawal Base, as described in the Bonus Feature provision, and

b)	The Step-Up Withdrawal Base, as described in the Step-Up Feature provision.

After the Income Start Date, if the Contract Value is reduced to zero for any reason other than an Excess Withdrawal, all rights and benefits under the contract will terminate except for the right to receive future payments under this Rider. Payments will be calculated and made as described in the AWA Settlement Option provision of this Rider. These payments will continue for as long as the Covered Person lives. If joint-life coverage was elected, these payments will continue while the Covered Person and the Joint Covered Person are alive and will stop when the last surviving Covered Person dies.

Early Withdrawals

Early Withdrawals are any withdrawals, including required minimum distributions from Qualified Contracts, taken after the Election Date and prior to the Income Start Date. Early Withdrawals will reduce the Bonus Withdrawal Base and Step-Up Withdrawal Base, thereby reducing the Withdrawal Benefit Base. Early Withdrawals will also reduce the Bonus Base, thereby reducing future Bonus Amounts. The new Bonus Withdrawal Base, Step-Up Withdrawal Base, and Bonus Base will be set on the effective date of the withdrawal.

Early Withdrawals will reduce the Contract Value. If the Contract Value is reduced to zero due to an Early Withdrawal, the contract and this Rider will be immediately terminated.

Effect of Early Withdrawals on the Bonus Withdrawal Base and Step-Up Withdrawal Base

Early Withdrawals could reduce the Bonus Withdrawal Base and Step-Up Withdrawal Base by more than the dollar amount of the Early Withdrawals.

When an Early Withdrawal is taken, the Bonus Withdrawal Base and Step-Up Withdrawal Base will each be reduced in the same proportion as the amount withdrawn, including any Withdrawal Charges, reduces the Contract Value.

An Early Withdrawal will reduce your Bonus Withdrawal Base such that the Bonus Withdrawal Base after the Early Withdrawal is equal to: A x (1 – (B/C))

Where:

•	A is the Bonus Withdrawal Base before the Early Withdrawal;

•	B is the amount of the Early Withdrawal including any Withdrawal Charges; and

•	C is the Contract Value before the Early Withdrawal.

An Early Withdrawal will reduce your Step-Up Withdrawal Base such that the Step-Up Withdrawal Base after the Early Withdrawal is equal to: A x (1 – (B/C))

Where:

•	A is the Step-Up Withdrawal Base before the Early Withdrawal;

•	B is the amount of the Early Withdrawal including any Withdrawal Charges; and

•	C is the Contract Value before the Early Withdrawal.

ICC21-DLIC-VA-GLWBFLEX-02-IC

FORM OF	Exhibit (4)(r)

Effect of Early Withdrawals on Bonus Base

The Bonus Base will be reduced by the amount withdrawn, including any Withdrawal Charges assessed.

Withdrawing the AWA

You begin withdrawing the AWA on the Income Start Date. Cumulative withdrawals up to the greater of the AWA and the Protected RMD will not reduce the Withdrawal Benefit Base.

All withdrawals will reduce the Contract Value and are subject to Withdrawal Charges to the extent they exceed the greater of the AWA and the Free Withdrawal Amount.

Effect of a Protected RMD Withdrawal

For a Qualified Contract with a Contract Value greater than zero, the amount that may be withdrawn, after the first Contract Anniversary and the Income Start Date, without reducing the Withdrawal Benefit Base is the greater of:

•	the AWA, reduced by any prior withdrawals taken during the same Contract Year; and

•	the Protected RMD at the time of the withdrawal, reduced by any prior withdrawals taken during the same Contract Year.

Any portion of a withdrawal that exceeds this amount will be treated as an Excess Withdrawal.

Protected RMD

The RMD Amount is an amount we calculate each calendar year based upon our interpretation of section 401(a)(9) of the Internal Revenue Code or other provisions of federal tax law regarding required minimum distributions applicable to your contract.

Because the RMD Amount used in the calculation of the Protected RMD is based on calendar years rather than Contract Years, the Protected RMD is calculated twice each Contract Year after the first Contract Anniversary and after the Income Start Date.

1.	On the first day of each Contract Year, the Protected RMD is equal to the RMD Amount calculated for that calendar year, reduced by any prior withdrawals taken during the same calendar year.

2.

On January 1st of each Contract Year, the Protected RMD will increase to the RMD Amount calculated for the new calendar year if such amount is greater than the previously calculated Protected RMD. If the RMD Amount calculated for the new calendar year is less than the previously calculated Protected RMD, the Protected RMD will not change.

ICC21-DLIC-VA-GLWBFLEX-02-IC

FORM OF	Exhibit (4)(r)

Excess Withdrawals

Excess Withdrawals could reduce future benefits by more than the dollar amount of the Excess Withdrawals.

On or after the Income Start Date, the portion of any withdrawal that causes the total withdrawals for that Contract Year to exceed the higher of the AWA or the Protected RMD, if applicable, is an Excess Withdrawal. Excess Withdrawals will reduce the Contract Value. Excess Withdrawals will also reduce the Step-Up Withdrawal Base in the same proportion as the Contract Value is reduced by the amount of the Excess Withdrawal, thereby reducing the Withdrawal Benefit Base.

If the Contract Value is reduced to zero due to an Excess Withdrawal, the contract and this Rider will be immediately terminated.

An Excess Withdrawal will reduce your Step-Up Withdrawal Base – and thus the Withdrawal Benefit Base and AWA- for each subsequent Contract Year. The Excess Withdrawal will reduce the Step-Up Withdrawal Base such that the Step-Up Withdrawal Base after the Excess Withdrawal is equal to: A x (1 – (B/C))

Where:

•	A is the Step-Up Withdrawal Base before the Excess Withdrawal;

•	B is the amount of the Excess Withdrawal including any Withdrawal Charges; and

•	C is the Contract Value before the Excess Withdrawal.

Withdrawals in a Contract Year that do not exceed the higher of the AWA or the Protected RMD, if applicable, will not reduce the Step-Up Withdrawal Base.

Step-Up Feature

Prior to the Election Date, the Step-Up Withdrawal Base is not calculated or maintained for any purpose.

The Step-Up Withdrawal Base on the Election Date is equal to the Contract Value on that date. On each day thereafter, the Step-Up Withdrawal Base will equal:

•	The Step-Up Withdrawal Base last determined;

•	Increased by the amount of any Purchase Payments applied on that day;

•	Decreased proportionately for any Early Withdrawals or Excess Withdrawals processed on that day; and

•	Increased by the amount of any Step-Up that occurs on that day.

In addition, on the last day of the Bonus Period, if the Bonus Withdrawal Base is greater than the Step-Up Withdrawal Base, the Step-Up Withdrawal Base will be increased to equal the Bonus Withdrawal Base.

Unless the Owner has elected to forego future Step-Ups as described in the Rider Fee provision, on each Contract Anniversary following the Election Date and prior to the Annuity Income Date and on the Income Start Date, we will determine if a Step-Up is applicable by comparing the Step-Up Withdrawal Base to the Contract Value. If the Contract Value is greater, a Step-Up will be applied.

If the Owner has elected to forego future Step-Ups as described in the Rider Fee provision, the Step-Up Withdrawal Base will no longer be increased by Step-Ups. However, the Step-Up Withdrawal Base will continue to be calculated for the purpose of determining the Withdrawal Benefit Base.

The Step-Up Withdrawal Base is not available for withdrawal, surrender, as a death benefit, or for application to any Annuity Option.

This Rider, including the Step-Up Feature, will terminate automatically on the Annuity Income Date.

ICC21-DLIC-VA-GLWBFLEX-02-IC

FORM OF	Exhibit (4)(r)

Bonus Feature

The Bonus Feature applies after the Election Date until the end of the Bonus Period. The Bonus Period is measured from the first Contract Anniversary following the Election Date .

Prior to the Election Date, the Bonus Withdrawal Base is not calculated or maintained for any purpose.

On the Election Date, the Bonus Withdrawal Base is equal to the Contract Value on that date. On each day thereafter, until the end of the Bonus Period, the Bonus Withdrawal Base will equal:

•	The Bonus Withdrawal Base last determined;

•	Increased by the amount of any Purchase Payments applied on that day;

•	Decreased proportionately for any Early Withdrawals processed on that day; and

•	Increased by any Bonus Amount calculated on that day.

Bonus Amounts are calculated on each Contract Anniversary during the Bonus Period and on the Income Start Date, if the Income Start Date is during the Bonus Period. On the first Contract Anniversary following the Election Date, the Bonus Amount will be equal to the Bonus Base multiplied by the Bonus Rate prorated to reflect the number of days elapsed since the Election Date. On each subsequent Contract Anniversary during a Bonus Period, the Bonus Amount will be equal to the Bonus Base multiplied by the Bonus Rate.. On the Income Start Date, the Bonus Amount will be equal to the Bonus Base multiplied by the Bonus Rate, prorated to reflect the number of days elapsed since the last Contract Anniversary.

On the Election Date, the Bonus Base is equal to the Contract Value on that date. On each day thereafter, until the end of the Bonus Period, the Bonus Base will equal:

•	The Bonus Base last determined;

•	increased by the amount of any Purchase Payments applied on that day; and

•	decreased by the amount of any Early Withdrawals processed on that day.

The Bonus Withdrawal Base and Bonus Base are not available for withdrawal, surrender, as a death benefit, or for application to any Annuity Option.

After the Bonus Period, the Bonus Feature no longer applies and the Bonus Withdrawal Base and Bonus Base will equal zero.

Rider Fee

The initial Rider Fee Rate is shown on the applicable Additional Benefits Specifications page. The Rider Fee Rate cannot change prior to the end of the Rider Fee Lock Period.

On the last day of each Rider Quarter following the Election Date, the Rider Fee is assessed. On the last day of the Rider Quarter immediately following the Election Date, the Rider Fee is calculated by dividing the Annual Rider Fee Rate by four and then multiplying by the Withdrawal Benefit Base and then prorating to reflect the number of days elapsed since the Election Date. Thereafter, the Rider Fee is calculated by dividing Annual Rider Fee Rate by four and then multiplying by the Withdrawal Benefit Base. On the last day of the final Rider Quarter in any Contract Year, the Withdrawal Benefit Base for the purpose of calculating the Rider Fee will not include any Step-Up or Bonus Amount calculated on that Contract Anniversary, unless such Contract Anniversary is also the Income Start Date. The Rider Fee is calculated and deducted pro rata on the last day of each Rider Quarter from each Investment Option to which the Contract Value is allocated. After this Rider is terminated, the Rider Fee is also terminated.

ICC21-DLIC-VA-GLWBFLEX-02-IC

FORM OF	Exhibit (4)(r)

The Rider Fee will continue to be deducted until the earliest of the Annuity Income Date, the date on which the Contract Value equals zero, or the termination of this Rider.

Subject to the Maximum Annual Rider Fee Rate, after the Rider Fee Lock Period, the Company reserves the right to increase the Annual Rider Fee Rate on any Contract Anniversary on which a Step-Up occurs resulting in an increase to the Withdrawal Benefit Base. If the Company elects to increase the Annual Rider Fee Rate, the Company will send notice to the Owner no less than 60 days prior to the next Contract Anniversary. Prior to that Contract Anniversary, the Owner may elect to decline the rate increase and forego all future Step-Ups. If the Company receives such election prior to that Contract Anniversary, the Annual Rider Fee Rate will not change and Step-Ups will no longer be applied. If the Company does not receive such election prior to that Contract Anniversary, the increased Annual Rider Fee Rate will take effect beginning on the next Contract Anniversary on which a Step-Up occurs resulting in an increase to the Withdrawal Benefit Base.

Designated Investment Options

After the Election Date and while this Rider is in effect, all Purchase Payments and your entire Contract Value must be allocated only among the Designated Investment Options. The Designated Investment Options are shown on the applicable Additional Benefit Specifications Page and will not change except to make additional Designated Investment Options available or in circumstances when a Designated Investment Option is no longer available as a Subaccount. You will be notified in writing in the event a Designated Investment Option is no longer available. At any time, the Owner may reallocate the Contract Value among the available Designated Investment Options in accordance with the Transfer Privilege provision of the contract.

During the Termination Lockout Period, any transfer of Contract Value or allocation of Purchase Payments other than among Designated Investment Options is not permitted. After the Termination Lockout Period, any transfer of Contract Value or allocation of Purchase Payments other than among Designated Investment Options will result in termination of this Rider.

Fixed Account Restriction

After the Election Date and while this Rider is in effect, any transfer of Contract Value or allocation of Purchase Payments to a Guarantee Period of the Fixed Account, if made available by the Company, is not permitted.

Joint-Life Coverage

On the Income Start Date, the Owner has the option to elect joint-life coverage under this Rider.

The Lifetime Withdrawal Percentages for joint-life coverage are shown on the applicable Additional Benefit Specifications Page.

Once elected, except as provided herein, the Owner may not switch between single-life and joint-life coverage. With respect to joint-life coverage, should the Owner’s spouse cease to be the joint Owner or sole Beneficiary under the Contract, then joint-life coverage will automatically convert to single-life coverage. Under these circumstances, the joint-life Lifetime Withdrawal Percentage will continue to be applied, and all Rider benefits will continue to be based on the age of the younger spouse.

ICC21-DLIC-VA-GLWBFLEX-02-IC

FORM OF	Exhibit (4)(r)

Covered Person or Joint Covered Person

Eligibility to be the Covered Person or Joint Covered Person and elect joint-life coverage under this Rider is based on the contract’s ownership on the Income Start Date. For purposes of this Rider:

An Owner that is not a natural person must name an Annuitant as the Covered Person for single-life coverage. To elect joint-life coverage:

•	The Annuitant must be the Covered Person or the Joint Covered Person;

•	The Covered Person and the Joint Covered Person must be spouses recognized as such under federal tax law;

•	The Covered Person will be the younger of the spouses; and

•	The Annuitant’s spouse must be the sole Beneficiary under the contract.

An individual Owner who is a natural person must also be the Covered Person if he or she elects single-life coverage. If the individual Owner elects joint-life coverage:

•	The Covered Person and the Joint Covered Person must be spouses recognized as such under federal tax law;

•	The Owner must be either the Covered Person or the Joint Covered Person;

•	The Covered Person will be the younger of the spouses; and

•	The Owner’s spouse must be the sole Beneficiary under the contract.

The contract may have two Owners who are spouses recognized as such under federal tax law. In this circumstance, the two Owners may elect:

•	A single-life income with one Owner named as the Covered Person; or

•	A joint-life income with the younger Owner as the Covered Person and the other Owner as the joint Covered Person.

If the Owner is not a natural person and the Annuitant marries prior to the Income Start Date, then subject to our approval, the Annuitant’s spouse may be added to the contract as an Annuitant and will then be a Covered Person or Joint Covered Person. If the Owner is a natural person and the Owner marries prior to the Income Start Date, the Owner’s spouse may be added to the contract as an Owner, as an Owner and Annuitant, or as the sole Beneficiary, and will then be a Covered Person or Joint Covered Person.

Effect of Divorce on the Rider

The divorce of an Owner may affect the status of this Rider.

Prior to the Income Start Date:

If divorce occurs prior to the Income Start Date, then this Rider will remain in force and the Guaranteed Lifetime Withdrawal Benefit will be available with single-life coverage for subsequent activation based on the Covered Person as defined in this Rider on the Income Start Date.

On or after the Income Start Date with single-life coverage:

If divorce occurs on or after the Income Start Date, this Rider will remain in force as long as the specified Covered Person remains an Owner of the contract and all other conditions described in this Rider continue to be met.

On or after the Income Start Date with joint-life coverage:

ICC21-DLIC-VA-GLWBFLEX-02-IC

FORM OF	Exhibit (4)(r)

If divorce occurs on or after the Income Start Date and the Covered Person and Joint Covered Person are no longer spouses, this Rider will remain in force with single-life coverage as long as the specified Covered Person or Joint Covered Person remains an Owner of the contract and all other conditions described in this Rider continue to be met. The joint-life Lifetime Withdrawal Percentage will continue to be applied, and all Rider benefits will continue to be based on the age of the individual who was the Covered Person on the Income Start Date. This Rider will terminate upon the death of any Owner.

You may remove an Owner from the contract upon divorce. If an Owner is removed, the remaining/new Owner becomes the Covered Person. The Lifetime Withdrawal Percentage will not change and this Rider will terminate upon the death of the Owner.

Division of the contract:

In the event of a divorce, if there is a court order, property settlement agreement or other document requiring the division, transfer, or split of the contract, such division, transfer, or split will be considered a withdrawal for all purposes under the contract and as such may adversely affect the benefits available under this Rider. If the withdrawal occurs prior to the Income Start Date, it will be considered an Early Withdrawal. If the withdrawal occurs on or after the Income Start Date and exceeds the AWA, the amount of the excess will be considered an Excess Withdrawal under the terms of this Rider.

Impact on Rider of Death of Owner or Certain Non-Owner Annuitant

This Rider terminates on the Death Benefit Date unless:

The contract is continued when an Owner dies before the Income Start Date and the surviving spouse, as sole Beneficiary under the contract, elects to continue this Rider along with the Contract instead of receiving the death benefit.

If an Owner who is the Covered Person or Joint Covered Person dies after the Income Start Date, and joint-life income was elected, then the spouse, as sole Beneficiary under the contract, can continue this Rider and the Contract and continue to receive the AWA for the rest of his or her life.

If the Owner is not a natural person, the death of an Annuitant is treated as the death of the Owner. In this case, if the contract is eligible for spousal continuation under federal tax law, then this Rider may continue as follows:

1.	If an Annuitant dies before the Income Start Date, the surviving spouse may continue this Rider along with the contract; or

2.

If an Annuitant who is the Covered Person or Joint Covered Person dies after the Income Start Date, and joint-life income was elected, then the surviving spouse can continue this Rider and the Contract and continue to receive the AWA for the rest of his or her life.

In order to ensure that the AWA continues after the death of an Owner you must elect a joint-life income on the Income Start Date and the Covered Person and the Joint Covered Person must be spouses to preserve the availability of this Rider after the death of an Owner. In addition, the spouses must be joint Owners or the spouse of the Owner must be the sole Beneficiary.

The right to continue this Rider upon spousal continuation of the contract may be exercised only once. If the surviving spouse remarries then dies neither the contract nor the Rider may be continued.

Impact on Rider of the Annuity Income Date

You cannot activate the benefits under this Rider on or after the Annuity Income Date. If you do not elect an Income Start Date that occurs before the Maximum Annuity Income Date, then by the Maximum Annuity Income Date you must choose an Annuity Option from among those then available under the contract.

ICC21-DLIC-VA-GLWBFLEX-02-IC

FORM OF	Exhibit (4)(r)

If your Maximum Annuity Income Date occurs after the Income Start Date, then your choice of Annuity Options may include the AWA Settlement Option, described below.

AWA Settlement Option

The AWA Settlement Option is an additional Annuity Payment Option which is available to elect on the Maximum Annuity Income Date.

In addition, the AWA Settlement Option will be applied automatically if your Contract Value is reduced to zero after the Income Start Date and prior to the Annuity Income Date for any reason other than an Excess Withdrawal. Upon election or automatic application of the AWA Settlement Option, all rights and benefits under the contract will terminate except for the right to receive future payments under the AWA Settlement Option. We will not accept any additional Purchase Payments after the AWA Settlement Option goes into effect.

The AWA Settlement Option provides systematic modal payments based on the most-recently calculated AWA during the life of the Covered Person or, if joint-life coverage has been elected, for the lifetime of the last survivor of the Covered Person and the Joint Covered Person.

Statements

After the Election Date and prior to the Income Start Date, we will provide you with a written statement at least once each Contract Year that includes:

•	The current Withdrawal Benefit Base;

•	The current single Adjusted Lifetime Withdrawal Percentage based on the youngest Covered Person; and

•	The AWA that would result if the current Withdrawal Benefit Base were multiplied by the current single Adjusted Lifetime Withdrawal Percentage based on the youngest Covered Person.

Following the Income Start Date, we will provide you with a written statement at least once each Contract Year that includes:

•	The current Withdrawal Benefit Base; and

•	The AWA resulting from multiplying the current Withdrawal Benefit Base by the Adjusted Lifetime Withdrawal Percentage established on the Income Start Date or a subsequent Step-Up Date.

Termination of this Rider

Termination of this Rider will occur upon the earliest of:

•	The Business Day we receive the Owner’s request to terminate this Rider after the Termination Lockout Period;

•	The date of any transfer of Contract Value or allocation of Purchase Payments other than to Designated Investment Options after the Termination Lockout Period;

•	The date the Withdrawal Benefit Base is reduced to zero as a result of an Early Withdrawal or Excess Withdrawal;

•	The date a GLWB is activated pursuant to the terms of another Guaranteed Lifetime Withdrawal Benefit Option Rider;

•	The date the Contract Value is reduced to zero prior to the Income Start Date;

•

An ownership change that has the effect of changing the Covered Person(s) except as described above in the Effect of Divorce on the Rider and the Impact on Rider of Death of Owner or Certain Non-Owner Annuitant provisions;

•	The Annuity Income Date under the contract; or

•	Termination of the contract.

ICC21-DLIC-VA-GLWBFLEX-02-IC